UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2022

GPL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56350	00-0000000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 Estudillo Avenue, Suite 206

San Leandro, CA

(Address of Principal Executive Offices)

Issuer's telephone number: (888)-437-3432

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD LOOKING STATEMENTS

References to “We,” “Our,” and “the Company,” refer to GPL Holdings, Inc., a Nevada Company.

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed amended and restated articles of incorporation with Nevada Secretary of State on May 12, 2022. The authorized capital stock changed as follows and as further disclosed in Exhibit 99.1.

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares which this Corporation shall have authority to issue is: Five Hundred Million (500,000,000) shares of $0.001 par value each, which Four Hundred Eighty Million (480,000,000) shares shall be designated "Common Stock"; and Twenty Million (20,000,000) shares of $0.001 par value each, which shares shall be designated "Preferred Stock".

Preferred Stock. The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations, or restrictions as the Board of Directors of the Corporation may determine, from time to time. The authority of the Board of Directors with respect to each class or series shall include all designation rights conferred by Nevada Laws upon directors, including, but not limited to, determination of the following:

(a)	The number of shares constituting of that class or series and the distinctive designation of that class or series;

(b)	The dividend rate on the share of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priorities, if any, of payment of dividends on shares of that class or series;

(c)	Whether the shares of that class or series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of conversion rate(s) in relation to such events as the Board of Directors shall determine;

(d) Whether the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which amount they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(e) Whether there shall be a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

(f) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series; and

(g) Any other relative rights, preferences and limitations of that class or series now or hereafter permitted by law.

Designation of Preferred Series Z Stock. One Million (1,000,000) shares of the Company’s preferred stock shall be designated as Series Z Preferred Stock, $0.001 par value per share. Initially, there will be no dividends due or payable on the Series Z Preferred Stock. Holders of Series Z Preferred Stock shall have no right to convert those shares into Common Stock or any other class of securities of the Corporation. Each one share of the Series Z Preferred Stock shall have voting rights equal to one million (1,000,000) votes of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series Z Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation’s Articles of Incorporation or by-laws.

ARTICLE V

VOTING

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class or series shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or series, or of securities convertible into shares of stock of any class or series, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Item 8.01. Other Events.

On May 23, 2022, GPL Holdings, Inc. (the “Company” or “Successor”) transmuted its business plan from that of a blank check shell company to a business combination related shell company with a holding company formation pursuant to a reorganization with Benchmark Energy Corporation (“BMRK” or “Predecessor” ). The reason for the change in the nature of our business plan is due to the fact that our sole director believed it to be in the best interest of the Company to complete a holding company reorganization (“Reorganization”) with BMRK pursuant to NRS 92A.180, NRS A.200, NRS 92A.230 and NRS 92A.250. The “Articles of Merger” pursuant to the Reorganization were filed on March 23, 2022 with the Nevada Secretary of State, with an equivalent effective date. The Articles of Merger are attached as Exhibit 99.2.

The constituent corporations in the Reorganization were Benchmark Energy Corporation (“BMRK” or “Predecessor”), the Company and GPL Merger Sub, Inc. (“Merger Sub”). Our director is and was the sole director/officer of each constituent corporation in the Reorganization.

Pursuant to the reorganization, the Company issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to the Company immediately prior to the Reorganization. Immediately prior to the merger, the Company was a wholly owned direct subsidiary of BMRK and Merger Sub was a wholly owned and direct subsidiary of the Company. The legal effective date of the Reorganization was May 23, 2022 (the “Effective Time”). At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor was the surviving corporation. Each share of Predecessor common stock (BMRK) issued and outstanding immediately prior to the Effective Time shall be (and subsequently was) converted into one validly issued, fully paid and non-assessable share of Successor common stock.

Each share of Predecessor’s common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Successor common stock. The control shareholder of Successor is GPL Holdings, LLC, a Nevada limited liability company. Sylvester L. Crawford, our sole director is the sole member of GPL Holdings, LLC and is therefore deemed to be the indirect and beneficial holder of a total of 150,000,000 shares of Common Stock of the Company representing approximately 85.81% voting control of the Company. Mr. Crawford is the same officer/director of the Predecessor and Merger Sub. Yantis Family Trust owns 5.673 % voting control. There are no other shareholders not already disclosed or any officer/director holding at least 5% of the outstanding voting shares of the Company. Currently, there are approximately 176,285,321 shares of Common Stock issued and outstanding of the issuer.

Immediately prior to the Effective Time, and under the respective articles of incorporation of Predecessor and Successor, the Successor Capital Stock had the same designations, rights, and powers and preferences, and the qualifications, limitations and restrictions thereof, as the Predecessor Capital Stock which was automatically converted pursuant to the reorganization.

Immediately prior to the Effective Time, the articles of incorporation and bylaws of Successor, as the holding company, contain provisions identical to the Articles of Incorporation and Bylaws of Predecessor immediately prior to the merger, other than as permitted by NRS 92A.200.

Immediately prior to the Effective Time, the articles of incorporation of Predecessor stated that any act or transaction by or involving the Predecessor, other than the election or removal of directors of the Predecessor, that requires for its adoption under the NRS or the Articles of Incorporation of Predecessor the approval of the stockholders of the Predecessor, shall require in addition the approval of the stockholders of Successor (or any successor thereto by merger), by the same vote as is required by the articles of Incorporation and/or the bylaws of the Predecessor.

Immediately prior to the Effective Time, the articles of incorporation and bylaws of Successor and Merger Sub were identical to the articles of incorporation and bylaws of Predecessor immediately prior to the merger, other than as permitted by NRS 92A.200;

The Boards of Directors of Predecessor, Successor, and Merger Sub approved the Reorganization, shareholder approval not being required pursuant to NRS 92A.180;

The Reorganization constituted a tax-free organization pursuant to Section 368(a)(1) of the Internal Revenue Code;

Effects of Merger

The Merger shall have the effects set forth in the Agreement and Plan of Merger (attached herein as Exhibit 99.2) pursuant to the applicable provisions set forth in NRS 92A.250. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) right and title to all assets (including real estate and other property, if any) owned by, and every contract right possessed by, the Predecessor and Merger Sub shall vest in Predecessor, and (ii) all liabilities and obligations of the Predecessor and Merger Sub shall become the liabilities and obligations of Predecessor. The vesting of such rights, title, liabilities, and obligations in the Predecessor shall not be deemed to constitute an assignment or an undertaking or attempt to assign such rights, title, liabilities and obligations.

The conversion of securities of Predecessor into the identical and equivalent securities of Successor will not constitute a sale, resale or different security. Securities issued by Successor pursuant to the merger shall be deemed to have been acquired at the same time as the securities of the Predecessor exchanged in the merger. Successor securities issued solely in exchange for the securities of Predecessor as part of a reorganization of the Predecessor into a holding company structure. Stockholders received securities of the same class evidencing the same proportional interest in the holding company as they held in the Predecessor, and the rights and interests of the stockholders of such securities are substantially the same as those they possessed as stockholders of the Predecessor’s securities. Immediately following the merger, Successor has no significant assets other than securities of the Predecessor and its existing subsidiary(s) and has the same assets and liabilities on a consolidated basis as the Predecessor had before the merger. Stockholders of Predecessor shall be and now are the stockholders of Successor.

Successor common stock is listed in the OTC Expert Market under the Predecessor ticker symbol “BMRK” under which the common stock of Predecessor previously listed and traded until a new ticker symbol is released by the Financial Industry Regulatory Authority (“FINRA”). Our Predecessor applied for a new ticker symbol with FINRA but there is no market effective date at this time. The Company applied to the CUSIP bureau for its own CUSIP Number on May 26, 2022. The CUSIP Bureau issued us CUSIP number 3621MX103. The CUSIP number for Predecessor’s common stock will be suspended at the market effective date of the release of ticker symbol if Predecessor’s corporate action is successfully approved and processed by FINRA.

The Company’s transfer agent is Mountain Share Transfer with an address of 2030 Powers Ferry Road, Suite 212, Atlanta, GA 30339.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Amended and Restated Articles of Incorporation
99.2	Agreement and Plan of Merger

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GPL Holdings, Inc.

Dated: May 27, 2022

By: /s/ Sylvester L. Crawford

Sylvester L. Crawford

President and Director